                                                     Registration No. 333-______

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                      THE SECURITIES EXCHANGE ACT OF 1933

                          C2I SOLUTIONS, INC.
                         ---------------------
            (Exact name of registrant as specified in its charter)

     DELAWARE                                               33-0775687
----------------------------                ------------------------------------
(State or other jurisdiction                (I.R.S. employer identification no.)
of incorporation or organization)

                            6138 NANCY RIDGE DRIVE
                         SAN DIEGO, CALIFORNIA 92121
              ---------------------------------------------------
              (Address of principal executive offices) (Zip code)

                            1997 STOCK OPTION PLAN
                   NONQUALIFIED STOCK OPTION AGREEMENTS WITH
                     EMPLOYEES, DIRECTORS AND CONSULTANTS
               ---------------------------------------------------
                           (Full title of the plan)

                           JOHN ANTHONY WHALEN, JR.
                            CHIEF EXECUTIVE OFFICER
                              C2i Solutions, Inc.
                            6138 Nancy Ridge Drive
                         San Diego, California 92121
                   -----------------------------------------
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service:  (619) 812-5800

                                  Copies to:
                             Douglas J. Rein, Esq.
                      Gray, Cary, Ware & Freidenrich LLP
                       4365 Executive Drive, Suite 1600
                       San Diego, California 92121-2189
                                (619) 677-1400

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Exchange Act of 1933, as amended.

------------------------------------------------------------------------------------------------------------------------------------
                                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                  Proposed          Proposed
          Title of                                Maximum           Maximum
         Securities             Amount             Offering         Aggregate        Amount of
           to be                to be              Price           Offering       Registration
         Registered         Registered(1)(2)     per Share(1)        Price            Fee
         ----------         ----------------     ------------        -----            ---
1997 Stock Option Plan         1,036,505           $2.004118      $2,077,278         $577
----------------------
Common Stock,
$0.001 par value

Common Stock,                  1,695,995             $1.0625      $1,801,995         $501
$0.001 par value

Nonqualified Stock Option
-------------------------
Agreements with Employees,
-------------------------
Directors and Consultants        431,000               $2.50      $1,077,500         $300
-------------------------
Common Stock,
$0.001 par value

TOTAL                          3,163,500                          $4,956,773       $1,378

_____________________


(1) Estimated pursuant to Rule 457 for purposes of calculating the registration fee. As to shares subject to outstanding options, the offering price is based on the weighted average exercise price. As to remaining shares subject to options, the price is based on the average of the high and low prices of the Common Stock on April 30, 1999, as reported on the Nasdaq SmallCap Market, which was $1.0625 per share.

(2) In addition, pursuant to Rule 416 under the Securities Exchange Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plan or agreements listed above by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in a change in the number of the Company's outstanding shares of Common Stock.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
------------------------------------------------

     C2i Solutions, Inc. ("C2i") hereby incorporates by reference in this registration statement the following documents:

     . C2i's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

     . All other reports filed by C2i pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since December 31, 1998; and

     . The portion of the registration statement on Form 8-A filed by C2i pursuant to the Securities Exchange Act which contains a description of the common stock.

     All documents filed by C2i with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all shares of common stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
----------------------------------

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

     Inapplicable.

Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

     Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Certificate of Incorporation and By-Laws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant has entered into separate indemnification agreements with its directors and officers which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to maintain directors' and officers' liability insurance, if available on reasonable terms.

     These indemnification provisions and the indemnification agreement entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Exchange Act.

Item 7.  Exemption From Registration Claimed
--------------------------------------------

     Inapplicable.

Item 8.  Exhibits
-----------------

     See Exhibit Index.

Item 9.  Undertakings
---------------------

Rule 415 Offering
-----------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Exchange Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
--------  -------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Exchange Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURE
                                  ---------

     Pursuant to the requirements of the Securities Exchange Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 7, 1999.


                                               C2i Solutions, Inc.


                                               By: /s/ DIANE E. HESSLER
                                                   ------------------------
                                                   Diane E. Hessler
                                                   Chief Financial Officer

                               POWER OF ATTORNEY
                               -----------------

     The officers and directors of C2i Solutions, Inc. whose signatures appear below, hereby constitute and appoint John Anthony Whalen, Jr. and Diane E. Hessler, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act, this registration statement has been signed by the following persons in the capacities indicated on May 7, 1999.


--------------------------------------------------------------------------------
         Signature                                         Title
         ---------                                         -----

/s/ John Anthony Whalen, Jr.               Chief Executive Officer and Director
-----------------------------
  John Anthony Whalen, Jr.                 (Principal Executive Officer)


/s/ DIANE E. HESSLER                       Chief Financial Officer (Principal
-----------------------------
  Diane E. Hessler                         Financial and Accounting Officer)

/s/ Hal H. Beretz                          Director
-----------------------------
   Hal H. Beretz

/s/ KIM P. GOH                             Director
-----------------------------
  Kim P. Goh

/s/ WILLIAM J. KAFFER                      Director
-----------------------------
   William J. Kaffer

/s/ JAMES A. LONERGAN                      Director
-----------------------------
  James A. Lonergan

/s/ David Tendler                          Director
-----------------------------
   David Tendler

                                 EXHIBIT INDEX
                                 -------------

Ex. #        Description
-----        -----------

5.1          Opinion re: legality

23.1         Consent of Ernst & Young LLP, Independent Auditors

23.2         Consent of Counsel (included in Exhibit 5)

24           Power of Attorney (See Signature Page)